PARKER CHAPIN FLATTAU & KL;IMPL, LLP
                                  [LETTERHEAD]

                                  May 12, 1998


Xybernaut Corporation
12701 Fair Lakes Circle
Fairfax, Virginia 22033

Gentlemen:

            We have acted as counsel to Xybernaut Corporation, a Delaware corporation (the "Company"), in connection with the Registration Statement on Form S-3 (the "Registration Statement") being filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to the offering of 2,340,938 shares (the "Shares") of Common Stock, par value $.01 per share (the "Common Stock") of the Company.

            Capitalized terms used herein and not defined shall have the meanings given to them in the Registration Statement.

            In connection with the foregoing, we have examined originals or copies, satisfactory to us, of the Company's (i) Certificate of Incorporation,
(ii) By-laws and (iii) resolutions of the Company's board of directors. We have also reviewed such other matters of law and examined and relied upon all such corporate records, agreements, certificates and other documents as we have deemed relevant and necessary as a basis for the opinion hereinafter expressed. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the original documents of all documents submitted to us as copies or facsimiles. As to any facts material to such opinion, we have, to the extent that relevant facts were not independently established by us, relied on certificates of public officials and certificates of officers or other representatives of the Company.

            Based upon and subject to the foregoing, we are of the opinion that the Shares, when issued pursuant to the terms and conditions of the Private Equity Line Credit Agreement, Warrant A, Warrant B and the Put Options will be validly issued, fully paid and non-assessable.




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Xybernaut Corporation
Exhibit 5.1 Opinion to Registration Statement on Form S-3


            We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                                              Very truly yours,


                                         /S/ PARKER CHAPIN FLATTAU & KLIMPL, LLP
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                                             PARKER CHAPIN FLATTAU & KLIMPL, LLP